CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Board of Directors and Shareholders of Zions Bancorporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zions Bancorporation of our report dated February 18, 2000 relating to the consolidated financial statements of Eldorardo Bancshares, Inc. and its subsidiaries, which appears in the Eldorado Bancshares, Inc's Annual Report on Form 10K for the year ended December 31, 1999, which is incorporated by reference in the Registration Statement on Form S-4 of Zions Bancorporation.



PricewaterhouseCoopers LLP

Los Angeles, California
April 2 2001